UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2018
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INGEVITY CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-37586	47-4027764
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5255 Virginia Avenue
North Charleston, South Carolina 29406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 843-740-2300
Not Applicable

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Background

On March 8, 2018, Ingevity Corporation (the “Company”) completed the previously announced acquisition (the “Closing”) of substantially all the assets primarily used in the pine chemicals business (the “Pine Chemicals Business”) of Georgia-Pacific Chemicals LLC (the “Seller”), Georgia-Pacific LLC (“Seller Parent” and together with Seller, “GP”), including assets and facilities related to tall oil fractionation operations and the production or modification of tall oil fatty acids, tall oil rosins, rosin derivatives and formulated products (the “Acquisition”).

The purchase price for the Acquisition was $310 million, subject to a customary adjustment to reflect normalized working capital for the Pine Chemicals Business. In addition to the purchase price, at the closing of the Acquisition, the Company assumed certain liabilities related to the Pine Chemicals Business. The Company financed the acquisition and related expenses with cash on hand, including the net proceeds from its senior unsecured notes issued earlier this year. The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

First Amendment to Asset Purchase Agreement

On March 8, 2018, the Company, GP and Ingevity Arkansas, LLC, a wholly-owned subsidiary of the Company (the “Buyer”), entered into a First Amendment (the “Amendment”) to the Asset Purchase Agreement, dated as of August 22, 2017, by and among the Company, GP and Buyer to, among other things, reduce the purchase price thereunder by $5 million, designate a date for the Closing and provide for GP’s retention of certain storeroom inventory.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Crude Tall Oil Supply Agreement

In connection with the Closing, Ingevity entered into a long-term crude tall oil supply agreement (the “Supply Agreement”) with Seller Parent, whereby Ingevity has agreed to purchase the lesser of 125,000 tons of crude tall oil (“CTO”) and the aggregate output of CTO produced and originating at certain of Seller Parent’s paper mills. Pricing for the CTO will be based on a market-based price, subject to ongoing adjustment to reflect changes in prevailing market prices.

The initial term of the Supply Agreement shall begin on March 8, 2018 and end on March 8, 2038 (the “Initial Term”), provided that (i) either party can terminate effective as of the end of the Initial Term by providing written notice of termination prior to December 31, 2035 and (ii) if Seller Parent provides less than 2,000,000 tons of CTO in the aggregate during the Initial Term, then, at the Company’s option, the Initial Term may be extended until Seller Parent provides 2,000,000 tons of CTO in the aggregate, but in no event shall such extension exceed five (5) years. Following the Initial Term, the Supply Agreement will continue to be effective until either party provides a three year prior written notice of termination or until the Supply Agreement is terminated in accordance with its terms. In addition, either party may terminate the Supply Agreement immediately upon the other party’s bankruptcy, liquidation or insolvency or upon a breach of any material provision of the agreement if, after thirty (30) days’ notice of such breach is given, such breach is not cured.

The foregoing summary of the Supply Agreement is qualified in its entirety by reference to the Supply Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Background” is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 8, 2018, the Company issued a press release regarding the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit
2.1
Asset Purchase Agreement among Ingevity Corporation, Ingevity Arkansas, LLC, Georgia-Pacific Chemicals LLC and Georgia-Pacific LLC, dated as of August 22, 2017 (incorporated by reference from Ingevity Corporation’s Current Report on Form 8-K filed on August 22, 2017).

2.2	First Amendment to Asset Purchase Agreement among Ingevity Corporation, Ingevity Arkansas, LLC, Georgia-Pacific Chemicals LLC and Georgia-Pacific LLC, dated as of August 22, 2017.
10.1	Crude Tall Oil Supply Agreement between Ingevity Corporation and Georgia-Pacific LLC, dated as of March 8, 2018.
99.1	Ingevity Corporation Press Release dated as of March 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGEVITY CORPORATION
(Registrant)

By:	/S/ JOHN C. FORTSON
John C. Fortson
Executive Vice President, Chief Financial Officer and Treasurer
Date: March 8, 2018